UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 4, 2016

Date of Report (Date of earliest event reported)

MODEL N, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35840	77-0528806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Seaport Boulevard, Suite 400 Pacific Shores Center – Building 6 South Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 610-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 8, 2016, Model N, Inc. issued a press release announcing its financial results for the first quarter fiscal year 2016, which ended December 31, 2015. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 2.02 of this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2016, Model N’s board of directors (i) appointed Zack Rinat as Executive Chairman; (ii) appointed Edward F. Sander, Jr., age 47, as Chief Executive Officer of Model N to replace Mr. Rinat as Chief Executive Officer; and (iii) appointed Mr. Sander to serve as a Class I director whose current term will expire at our 2017 annual meeting of stockholders, in each case, effective February 21, 2016. Since April 2013, Mr. Sander has served as Global Vice President and General Manager, Anti-Money Laundering, of NICE Systems Ltd., a provider of enterprise software solutions for structured and unstructured data. From May 2011 to April 2013, he served as Chief Product Officer for the Actimize division of NICE Systems. From April 2009 to May 2011, Mr. Sander served as Senior Vice President, Product Marketing, at IntraLinks, Inc., a provider of secure content collaboration solutions for the financial services and life science industries. Mr. Sander holds a B.S. in Business Administration and Marketing from Southern Illinois University, and a M.S. in Technology Management from Columbia University.

In connection with his service as Chief Executive Officer of Model N and pursuant to his employment agreement, Mr. Sander will receive an annual base salary of $400,000 and be eligible to receive a cash bonus of up to $400,000, subject to the achievement of certain performance criteria. Mr. Sander will also be granted initial equity awards of (i) $300,000 worth of restricted stock units that will vest over three years in equal annual installments beginning on February 15, 2017; (ii) $2 million worth of restricted stock units that will vest over four years in equal annual installments beginning on February 15, 2017; and (iii) $2 million worth of performance-based restricted stock units that will vest over three years with 50% vesting on each of February 15, 2018 and February 15, 2019, subject to the achievement of certain performance criteria.

In connection with his appointment, Model N will enter into its standard form of Indemnity Agreement with Mr. Sander. Pursuant to this agreement, subject to the exceptions and limitations provided therein, Model N will agree to hold harmless and indemnify Mr. Sander to the fullest extent authorized by its certificate of incorporation, bylaws and Delaware law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding arising out of his services as an executive officer. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed as Exhibit 10.01 to our Form S-1 Registration Statement filed on March 12, 2013 and which exhibit is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On February 8, 2016, Model N issued a press release announcing it has appointed Zack Rinat as Executive Chairman of the Board and Edward F. Sander, Jr. as Chief Executive Officer. A copy of the press release is attached as Exhibit 99.2 to this current report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 of this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release entitled “Model N Announces First Quarter of Fiscal Year 2016 Financial Results,” dated February 8, 2016.
99.2	Press Release entitled “Model N Founder Zack Rinat to Assume Role as Executive Chairman of the Board; Edward Sander to Assume Role as Chief Executive Officer,” dated February 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEL N, INC.
(Registrant)

By:	/s/ Mark Tisdel
Mark Tisdel
Senior Vice President and Chief Financial Officer

Date: February 8, 2016

Exhibit Index

Exhibit Number	Description

99.1	Press Release entitled “Model N Announces First Quarter of Fiscal Year 2016 Financial Results,” dated February 8, 2016.
99.2	Press Release entitled “Model N Founder Zack Rinat to Assume Role as Executive Chairman of the Board; Edward Sander to Assume Role as Chief Executive Officer,” dated February 8, 2016.